EXHIBIT 10.3

Execution Version

FIRST AMENDMENT TO REVENUE INTEREST FINANCING AGREEMENT

THIS FIRST AMENDMENT TO REVENUE INTEREST FINANCING AGREEMENT (this “Amendment”), dated as of March 27, 2024 (the “Amendment Effective Date”), is made among RHYTHM PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), HCR RHYTHM SPV, LLC, as administrative agent (in such capacity, “Investor Representative”) and the Investors signatory hereto.

Company, the Investors and Investor Representatives are parties to a Revenue Interest Financing Agreement dated as of June 16, 2022 (as amended, restated or modified from time to time, the “Financing Agreement”). Borrower has requested that the Investor Representative and the Investors agree to certain amendments to the Financing Agreement. The Investor Representative and the Investors have agreed to such request, subject to the terms and conditions hereof.

Accordingly the parties hereto agree as follows:
SECTION 1 Definitions; Interpretation.

(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

(b)Interpretation. The rules of interpretation set forth in Section 1.2 of the Financing Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2    Amendment to the Loan Agreement.

(a)Section 3.2(a) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(a)    On or prior to the date that is sixty days following the Initial Closing Date, the Company shall enter into a Deposit Agreement with the Depositary Bank with respect to the Lockbox Accounts. The Company shall deliver instructions to all Licensees and account debtors (the “Instruction to Payors”), in each case, solely with respect to any proceeds arising from sales of Included Products by the Company or its Subsidiaries and any Other Royalty Payments relating to Included Products (which instruction shall be in form and substance reasonably satisfactory to the Investor Representative and identify each Investor as having a right to a receive a portion of such amounts, and a copy of which shall be delivered to the Investor Representative promptly following delivery to such Licensee or account debtor) to remit such proceeds and Other Royalty Payments to the Lockbox Accounts, to the extent the Instruction to Payors was not sent to such Licensee and account debtors on or prior to the Initial Closing Date. To the extent any proceeds arising from sales of Included Products or any Other Royalty Payments related to Included Products are paid directly to the Company, the Company shall remit to the Lockbox Account for U.S. payors all such amounts within five Business Days of such receipt of any such funds. The Company shall instruct non-U.S. payors in individual non-U.S. countries to pay into specified Deposit Accounts listed on Schedule 3.2 (as may be updated from time to time), and shall enter into sweep agreements from each such non-U.S. country Deposit Account to a non-U.S. Lockbox Account. To the extent any proceeds arising from sales of Included Products or any Other Royalty Payments related to Included Products are paid directly to the Company’s non-U.S. Subsidiaries, the Company shall cause such payments to be remitted to a non-U.S. Lockbox Account for non-U.S. payors within ten Business Days of such receipt of any such funds. Notwithstanding the foregoing, as of the First Amendment Effective Date, so long as Company maintains compliance with Section 3.2(b) and so long as no Default or Event of Default has occurred and is continuing, Company shall not be required to (a) open or maintain (i) non-U.S. Lockbox Accounts or (ii) sweep accounts into non-U.S. Lockbox Accounts, in each case, in the United Kingdom, Canada and

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any other foreign jurisdictions Company expands collections to on or after the First Amendment Effective Date, or (b) transfer funds from the Netherlands, the United Kingdom, Canada and any other foreign jurisdictions Company expands collections to on or after the First Amendment Effective Date to the Collection Account.”

(b)Section 3.2(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(b)    On or prior to the date that is sixty days following the Initial Closing Date, the Company shall establish with the Depositary Bank the Collection Account and enter into a Deposit Agreement with the Depositary Bank with respect to the Collection Account. The Company shall cause all of the funds on deposit in the Lockbox Accounts to be transferred to the Collection Account on a daily basis. With respect to any amounts that are deposited into the Collection Account on any day, so long as no Default or Event of Default has occurred and is continuing, (A) a minimum of $7,500,000 shall remain in the Collection Account at all times and may not be transferred to a Company Account, and (B) any remaining amounts may be disbursed to a Company Account from time to time at the direction of the Company. The Company shall provide the Depositary Bank notice no more frequently than daily of such amount to be disbursed to a Company Account pursuant to this Section 3.2(b). During the Payment Term, on each Quarterly Payment Date, the Company shall instruct the Depositary Bank to disburse to the Investor Account an amount equal to the lesser of (x) the funds on deposit in the Collection Account and (y) the Revenue Interests for such Quarterly Payment Date. If the amount to be disbursed to the Investor Account on any Quarterly Payment Date pursuant to the preceding sentence is less than the Revenue Interests to which the Investors are entitled for the relevant Calendar Quarter, the Company shall pay the amount of such shortfall to the Investor Representative on such Quarterly Payment Date. If the amount of funds on deposit in the Collection Account on any Quarterly Payment Date exceeds the Revenue Interests for such Quarterly Payment Date, such excess amount may be transferred to a Company Account at the direction of the Company.”

(c)Section 3.2(d) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(d)    During the Payment Term, the Company shall have no right to terminate the Lockbox Accounts or the Collection Account without the Investor Representative’s prior written consent; provided that, without the Investor Representative’s consent to the change of location of such accounts (provided such location is in the United States), the Company shall have the right from time to time to establish a replacement Lockbox Accounts or Collection Account with a replacement Depositary Bank (including changing the Lockbox Account from Silicon Valley Bank to Bank of American, N.A., on or about the First Amendment Effective Date), provided, that such replacement Depositary Bank shall have entered into a Deposit Agreement with respect to such replacement accounts effective no later than the date of replacement. For purposes of this Agreement, any reference to the “Lockbox Account”, “Collection Account”, “Depositary Bank” or “Deposit Agreement” shall refer to such replacement Collection Account, Depositary Bank or Deposit Agreement, as the context requires.”

(d)The following definitions are added to Section 1.1 in alphabetical order, as follows:

““First Amendment Effective Date” means March 27, 2024.”

SECTION 3    Miscellaneous.

(a)References Within Financing Agreement. Each reference in the Financing Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Financing Agreement as amended by this Amendment.

(b)Expenses. On or prior to the First Amendment Effective Date, the Company shall pay all reasonable and documented fees, charges and disbursements of counsel to the Investor Representative and all reasonable and documented due diligence expenses of the Investor Representative.

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(c)Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(d)Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(e)Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(f)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(g)Transaction Documents. This Amendment and the documents related thereto shall constitute Transaction Documents.

(h)Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Investor Representative, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:    RHYTHM PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ Hunter C. Smith
Name: Hunter C. Smith
Title: Chief Financial Officer

[Signature Page to First Amendment to Financing Agreement]

Acknowledged and agreed:
INVESTOR REPRESENTATIVE:    HCR RHYTHM SPV, LLC

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Authorized Person

[Signature Page to First Amendment to Financing Agreement]

INVESTORS:    HEALTHCARE ROYALTY PARTNERS IV, L.P.,
a Delaware limited partnership

By: HealthCare Royalty GP IV, LLC, its general partner

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chief Executive Officer

HCRX INVESTMENTS HOLDCO, L.P.,
a Delaware limited partnership
By: HCRX Master GP, LLC, its general partner

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title:    Chief Executive Officer

HCRP OVERFLOW FUND, L.P.,
a Delaware limited partnership

By: HCRP Overflow GP, LLC, its general partner

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title:    Chief Executive Officer

HCR CANARY FUND, L.P.,
a Delaware limited partnership

By: HCR Canary Fund GP, LLC, its general partner

By: /s/ Clarke B. Futch
Name:    Clarke B. Futch
Title:    Chief Executive Officer

[Signature Page to First Amendment to Financing Agreement]

HCR MOLAG FUND, L.P.,
a Delaware limited partnership

By: HCR Molag Fund GP, LLC, its general partner

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title:    Chief Executive Officer

[Signature Page to First Amendment to Financing Agreement]